Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R. E. Bassie & Co.
Certified Public Accountants

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6671 Southwest Freeway, Suite 550 Houston, Texas 77074-2220 Tel: (713) 272-8500
E-Mail: Rebassie@aol.com

The Board of Directors and Stockholders
FTS Group, Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form SB-2/A of our report dated April 10, 2006, appearing in the Annual Report on Form 10-KSB of FTS Group, Inc. for the year ended December 31, 2005.

                                        /s/ R. E. Bassie & Co.

                                        Houston, Texas
                                        June 30, 2006